Exhibit 99.1

INTERVAL LEISURE GROUP AND STARWOOD HOTELS & RESORTS WORLDWIDE PROVIDE UPDATE ON STOCKHOLDER TAX MATTERS RELATED TO ACQUISITION OF VISTANA SIGNATURE EXPERIENCES

MIAMI, FL & STAMFORD, CT, June 21, 2016 — Interval Leisure Group, Inc. (NASDAQ: IILG) (“ILG”) and Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”), today announced that in connection with ILG’s acquisition of Vistana Signature Experiences, Inc. (“Vistana”) immediately after the spin-off of Vistana from Starwood on May 11, 2016, ILG has entered into a closing agreement, dated June 15, 2016, with the Internal Revenue Service concluding that (i) the Vistana common stock received by Starwood common stockholders in the spin-off and acquired by ILG in the acquisition is considered regularly traded on an established securities market for purposes of Sections 897 and 1445 of the Internal Revenue Code (collectively, “FIRPTA”) and (ii) no withholding was required by ILG under FIRPTA on the transfer of ILG common stock to Starwood common stockholders as part of the acquisition.  Based on the foregoing, Starwood and ILG believe that any gain realized on the exchange of Vistana common stock for ILG common stock in the acquisition by a non-U.S. holder who is treated for tax purposes as having owned 5% or less of the stock of each of Starwood and Vistana between and including March 28, 2016 (the record date for the spin-off) and May 11, 2016 should not be subject to tax under FIRPTA.  Stockholders should consult their tax advisors as to the particular tax consequences to them of the transactions.

Cautionary Language Concerning Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially. Such statements are based upon the current beliefs and expectations of management of ILG and Starwood and are subject to significant risks and uncertainties outside of ILG’s or Starwood’s control. Discussions of additional risks and uncertainties are contained in ILG’s, Starwood’s and Vistana’s filings with the U.S. Securities and Exchange Commission. None of ILG, Starwood or Vistana is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

About Interval Leisure Group

Interval Leisure Group (ILG) (NASDAQ: IILG) is a leading provider of professionally delivered vacation experiences and the exclusive global licensee for the Hyatt®, Westin®, and Sheraton® brands in vacation ownership. The company offers its owners, members, and guests access to an array of benefits and services, as well as world-class destinations through its international portfolio of resorts and clubs.  ILG’s operating businesses include Aqua-Aston Hospitality, Hyatt Vacation Ownership, Interval International, Trading Places International, Vacation Resorts International, VRI Europe, and Vistana Signature Experiences. Through its subsidiaries, ILG independently owns and manages the Hyatt Residence Club program and uses the Hyatt Vacation Ownership name and other Hyatt® marks under license from affiliates of Hyatt Hotels Corporation. In addition, ILG’s Vistana Signature Experiences, Inc. owns and manages the Westin Vacation Club and the Sheraton Vacation Club and uses related trademarks under license from Starwood Hotels & Resorts Worldwide, Inc. Headquartered in Miami, Florida, ILG has offices in 16 countries and approximately 10,000 employees. For more information, visit www.iilg.com.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with nearly 1,300 properties in approximately 100 countries and approximately 188,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Tribute Portfolio™, Four Points® by Sheraton, Aloft®, Element®, along with an expanded partnership with Design Hotels™. The company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®).Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood.

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For Interval Leisure Group:

Media

Chris Boesch, 305-925-7267

Chris.Boesch@iilg.com

Investors

Lily Arteaga, 305-925-7302

Lily.Arteaga@iilg.com

For Starwood Hotels & Resorts Worldwide, Inc.:
Media
Carrie Bloom, 203-964-5755
carrie.bloom@starwoodhotels.com

Investors
Stephen Pettibone, 203-351-3500

stephen.pettibone@starwoodhotels.com